Exhibit 99.1

Viking Therapeutics Announces Results from Phase 1 Clinical Trial of Oral Tablet Formulation of Dual GLP-1/GIP Receptor Agonist VK2735

Up to 3.3% Placebo-Adjusted Mean Weight Loss (5.3% from Baseline) Observed After 28 Days

VK2735 Shown to be Safe and Well-Tolerated in 28-Day Study with Low Rates of GI-Related Adverse Events

Phase 2 Trial in Obesity Planned for 2H24

Conference Call Scheduled for 8:00 a.m. ET Today

SAN DIEGO, CA – March 26, 2024 – Viking Therapeutics, Inc. (“Viking”) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced positive results from the company’s Phase 1 multiple ascending dose (MAD) clinical trial of an oral tablet formulation of VK2735, a dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors, in development for the potential treatment of metabolic disorders such as obesity. Based on these Phase 1 results, the company plans to initiate a Phase 2 trial with the oral formulation of VK2735 in obesity later this year.

Highlights from the study results include:

Body Weight Reductions

The 28-day MAD study results highlight positive signs of clinical activity following treatment with oral VK2735. Cohorts receiving VK2735 demonstrated dose-dependent reductions in mean body weight from baseline, ranging up to 5.3%. Cohorts receiving VK2735 also demonstrated reductions in mean body weight relative to placebo, ranging up to 3.3%. For doses ≥10 mg, placebo-adjusted reductions in mean body weight were maintained or improved at Day 34, six days after the last dose of VK2735 was administered, ranging up to 3.6% relative to placebo. An exploratory assessment of the proportion of subjects achieving at least 5% weight loss after 28 days demonstrated that up to 57% of VK2735-treated subjects achieved ≥5% weight loss, compared with 0% for placebo. Based on a preliminary evaluation of weight loss trajectory, the company believes that treatment duration beyond 28 days may provide further reductions in body weight.

“These Phase 1 results highlight VK2735’s promising early weight loss and tolerability profile when dosed as an oral tablet,” said Brian Lian, Ph.D., chief executive officer of Viking. “We believe these data indicate that longer treatment duration, at potentially higher doses, may result in additional weight loss. We are particularly pleased with the initial safety and tolerability data, which suggest a differentiated profile with minimal gastrointestinal-related side effects. We believe that an oral agent with good tolerability could represent an attractive potential treatment option for patients with obesity. We look forward to exploring longer treatment windows and potentially higher doses in an upcoming Phase 2 trial.”

Observed Change in Body Weight Following 28 Days of Daily Dosing with Oral VK2735

Multiple Ascending Dose Level[1,2]	Placebo (n=10)	VK2735 2.5 mg (n=8)	VK2735 5 mg (n=6)	VK2735 10 mg (n=6)	VK2735 20 mg (n=8)	VK2735 40 mg (n=7)
Mean baseline body weight[3]	94.6 kg	102.3 kg	95.3 kg	97.1 kg	111.2 kg	90.0 kg
Mean change from baseline body weight[4,5]	-2.0 kg	-0.3 kg	-0.8 kg	-1.3 kg	-3.3 kg	-4.9 kg
Mean percent change from baseline[4,5]	-2.1%	-0.3%	-0.9%	-1.1%	-3.2%	-5.3%
Placebo-adjusted mean percent change from baseline[4,5]	-	1.8%	1.2%	1.0%	-1.1%	-3.3%
p-value vs. placebo[5]	-	-	-	-	0.23	0.0006
Percent reporting ≥5% weight loss	0%	0%	0%	0%	25%	57%
p-value vs. placebo[6]	-	-	-	-	0.18	0.015

Notes: 1) Population includes all randomized subjects who received at least one dose of study drug and had at least one planned post-baseline body weight assessment. 2) Patients treated with VK2735 were titrated to final doses as indicated: 2.5 mg cohort = 2.5 daily x 4 weeks; 5 mg cohort = 2.5 mg daily x 1 wk, 5 mg daily x 3 wks; 10 mg cohort = 5 mg daily x 1 wk, 10 mg daily x 3 wks; 20 mg cohort = 15 mg daily x 1 wk, 20 mg daily x 3 wks; 40 mg cohort = 20 mg daily x 1 wk, 40 mg daily x 3 wks. 3) All subjects enrolled were required to have baseline BMI ≥30 kg/m2. 4) Least squares mean. 5) Two-sided t test using mixed model for repeated measures. 6) Fisher’s exact test.

Safety and Tolerability

Oral VK2735 demonstrated encouraging safety and tolerability following 28 days of once-daily dosing. Among subjects receiving VK2735, all treatment emergent adverse events (TEAEs) reported to date have been mild or moderate, with the majority (76%) reported as mild. Similarly, all observed gastrointestinal (GI) adverse events have been reported as mild or moderate, with the majority (79%) reported as mild. Mild nausea was reported in five (14%) VK2735-treated subjects. Vomiting was not reported among any VK2735-treated subjects. Diarrhea was reported in one subject (3%) receiving VK2735 compared with two subjects (20%) receiving placebo. Overall, no clinically meaningful differences were reported for GI-related adverse events among subjects treated with VK2735 compared with placebo. In addition, no serious adverse events (SAEs) have been reported to date.

Common GI-Related Adverse Events Following 28 Days of Daily Dosing with Oral VK2735

Common AEs, No. of Subjects reporting, (%)	Placebo (n=10)	VK2735 2.5 mg (n=8)	VK2735 5 mg (n=7)	VK2735 10 mg (n=6)	VK2735 20 mg (n=8)	VK2735 40 mg (n=8)	VK2735 Combined (n=37)
Nausea

Mild Moderate Severe	0 (0%) 0 (0%) 0 (0%)	0 (0%) 0 (0%) 0 (0%)	1 (14%) 0 (0%) 0 (0%)	0 (0%) 0 (0%) 0 (0%)	2 (25%) 0 (0%) 0 (0%)	2 (25%) 0 (0%) 0 (0%)	5 (14%) 0 (0%) 0 (0%)
Vomiting	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)
Diarrhea	2 (20%)	0 (0%)	0 (0%)	0 (0%)	1 (13%)	0 (0%)	1 (3%)
Constipation	2 (20%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)	0 (0%)

Notes: Safety population, includes all randomized subjects who received at least one dose of study drug or placebo.

Based on the encouraging weight loss, as well as the safety and tolerability results to date, the company has elected to continue further dose escalation in this study. Viking also plans to initiate a Phase 2 trial of oral VK2735 in patients with obesity in the second half of 2024.

The Phase 1 MAD study of oral VK2735 is an extension of the company’s Phase 1 single ascending dose (SAD)/MAD trial of VK2735 administered subcutaneously. The oral portion of the trial is a randomized, double-blind, placebo-controlled study in healthy adults with a minimum body mass index of 30 kilograms per meter squared. The primary objective of the study was to evaluate the safety and tolerability of VK2735 administered as an oral tablet once daily for 28 days. Exploratory pharmacodynamic measures included assessments of changes in body weight and other metrics.

Conference Call

Management will host a conference call to discuss results from the company’s Phase 1 trial of an oral formulation of VK2735 today at 8:00 am Eastern. To participate in the conference call, please dial (844) 850-0543 from the U.S. or (412) 317-5199 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until April 2, 2024, by dialing (877) 344-7529 from the U.S. or (412) 317-0088 from outside the U.S. and entering conference ID #6296711. Those interested in listening to the conference call live via the internet may do so by visiting the Webcasts page of Viking’s website at http://ir.vikingtherapeutics.com/webcasts. An archive of the webcast will also be available on the Webcasts page of Viking’s website for 30 days.

About GLP-1 and Dual GLP-1/GIP Agonists

Activation of the glucagon-like peptide 1 (GLP-1) receptor has been shown to decrease glucose, reduce appetite, lower body weight, and improve insulin sensitivity in patients with type 2 diabetes, obesity, or both. Semaglutide is a GLP-1 receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Ozempic®, Rybelsus®, and Wegovy®. More recently, research efforts have explored the potential co-activation of the glucose-dependent insulinotropic peptide (GIP) receptor as a means of enhancing the therapeutic benefits of GLP-1 receptor activation. Tirzepatide is a dual GLP-1/GIP receptor agonist that has been approved by the U.S. Food and Drug Administration and is currently marketed in various dosage strengths and forms as Mounjaro® and Zepbound®.

About Viking Therapeutics, Inc.

Viking Therapeutics is a clinical-stage biopharmaceutical company focused on the development of novel first-in-class or best-in-class therapies for the treatment of metabolic and endocrine disorders, with three compounds currently in clinical trials. Viking's research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients' lives. The company's clinical programs include VK2809, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the treatment of lipid and metabolic disorders, which is currently being evaluated in a Phase 2b study for the treatment of biopsy-confirmed non-alcoholic steatohepatitis (NASH) and fibrosis. In a Phase 2a trial for the treatment of non-alcoholic fatty liver disease (NAFLD) and elevated LDL-C, patients who received VK2809 demonstrated statistically significant reductions in LDL-C and liver fat content compared with patients who received placebo. The company is also developing VK2735, a novel dual agonist of the glucagon-like peptide 1 (GLP-1) and glucose-dependent insulinotropic polypeptide (GIP) receptors for the potential treatment of various metabolic disorders. Data from a Phase 1 and a Phase 2 trial evaluating VK2735 (dosed subcutaneously) for obesity demonstrated an encouraging safety and tolerability profile as well as positive signs of clinical benefit. The company is also evaluating an oral formulation of VK2735 in a Phase 1 trial. In the rare disease space, the company is developing VK0214, a novel, orally available, small molecule selective thyroid hormone receptor beta agonist for the potential treatment of X-linked adrenoleukodystrophy (X-ALD). VK0214 is currently being evaluated in a Phase 1b clinical trial in patients with the adrenomyeloneuropathy (AMN) form of X-ALD. The company holds exclusive worldwide rights to a portfolio of five therapeutic programs, including VK2809 and VK0214, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.

For more information about Viking Therapeutics, please visit www.vikingtherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, Inc., under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements about Viking's expectations regarding its clinical and preclinical development programs activities, timelines and milestones, including the Company’s plans for VK2735 and its prospects. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of Viking's product candidate development activities and clinical trials, including those for VK2735, VK0214, VK2809, and the company's other incretin receptor agonists; risks that prior clinical and preclinical results may not be replicated; risks regarding regulatory requirements; and other risks that are described in Viking's most recent periodic reports filed with the Securities and Exchange Commission, including Viking's Annual Report on Form 10-K for the year ended December 31, 2023 including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof. Viking disclaims any obligation to update these forward-looking statements except as required by law.

Contacts:

Viking Therapeutics, Inc.

Greg Zante

Chief Financial Officer

858-704-4672

gzante@vikingtherapeutics.com

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

415-675-7402

tbrons@vidasp.com